EXHIBIT 99.1

Shire Pharmaceuticals Group plc Hampshire International Business Park, Chineham, Basingstoke RG24 8EP UK Tel +44 1256 894000 Fax +44 1256 894708 http://www.shire.com

Embargoed until
2:00 am ET 7:00 am GMT

Shire files legal suit against IMPAX Laboratories

Basingstoke, UK – 30 December 2003 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces that its subsidiary Shire Laboratories Inc. has filed a lawsuit in the U.S. District Court for the District of Delaware against IMPAX Laboratories, Inc. (“IMPAX”) for infringement of Shire Laboratories’ U.S. patent Nos. 6,322,819 (“’819 Patent”) and 6,605,300 (“’300 Patent”).

The lawsuit results from an ANDA (Abbreviated New Drug Application) filed by IMPAX for a generic version of 30 mg ADDERALL XR®, pursuant to which IMPAX provided notice that it would seek to market its generic product before the expiration of the ‘819 and ‘300 Patents in 2018.

ADDERALL XR® is Shire’s leading extended release Attention Deficit Hyperactivity Disorder (“ADHD”) medicine.

For further information please contact:

Investor Relations
Cléa Rosenfeld	+44 1256 894 160
Media
Jessica Mann	+44 1256 894 160

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI) and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada,

5

UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact on Shire’s Attention Deficit Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise, government regulation and approval, including but not limited to the expected product approval date of lanthanum carbonate (FOSRENOL®), METHYPATCH®, XAGRID® and the adult indication for ADDERALL XR® and other risks and uncertainties detailed from time to time in our filings, including the Annual Report filed on Form 10-K by Shire with the Securities and Exchange Commission.

6